Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K accompanying this statement.

        The undersigned, the President and Chief Executive Officer and Chief Financial Officer of Palomar Medical Technologies, Inc. (“Palomar”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-K of Palomar for the period ended December 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Palomar.

Dated: March 6, 2006

/s/ Joseph P. Caruso
Joseph P. Caruso
President and Chief Executive Officer

Dated: March 6, 2006

/s/ Paul S. Weiner
Paul S. Weiner
Chief Financial Officer